Exhibit 99.2

1........2000 vs. 1999 Fourth Quarter and Year-End Earnings

                                                            Three Months Ended            Twelve Months Ended
                                                               December 31                    December 31
                                                           2000            1999           2000           1999
                                                       -------------   -------------  -------------  --------------
  Reported Earnings (diluted)......................          $ 0.35          $ 0.41         $ 2.53       $    2.01
  Special Gains or Charges.........................            0.23            0.02           0.05          (0.10)
                                                       -------------   -------------  -------------  --------------
                                                       -------------   -------------  -------------  --------------
  Ongoing Earnings.................................          $ 0.58          $ 0.43         $ 2.58       $    1.91
                                                       =============   =============  =============  ==============

2........Itemization of 2000 Special Gains or Charges
2000 Reported Earnings.............................       $  2.53

Acquisition Charge for New                                                                       Operations and
Long-Term Wholesale Customer.......................       $  0.07    Third Quarter 2000          Maintenance

Legal Settlement...................................       $ (0.21)   Third Quarter 2000          Other Income

Reversal of Gas Rate Cases Reserves................       $ (0.07)   Third Quarter 2000          Other Income

Write-Off of Regulatory Assets.....................       $  0.16    Fourth Quarter 2000         Income Taxes

                                                                     Third/Fourth                Operations and
Merger Related Expenses............................       $  0.10    Quarter 2000                Maintenance
                                                         -----------

2000 Ongoing Earnings..............................       $  2.58
                                                         ===========

3........Electric Sales and Revenues

                                Twelve Months    Twelve Months
GWh Sales                      Ended 12/31/00    Ended 12/31/99  % Change

Retail........................         7,089           6,803            4.2 %

Wholesale.....................        12,352          11,172           10.6 %
                                 ------------    ------------    -----------

Total Sales...................        19,441          17,975            8.2 %
                                 ============    ============    ===========

Revenues (In Millions)
Retail........................       $ 518.7         $ 522.5           (0.7)%

Wholesale.....................         748.2           365.4          104.8 %

Other.........................          22.3            24.1           (7.3)%
                                 ------------    ------------    -----------

Total Revenues................     $ 1,289.2         $ 912.0           41.4 %
                                                ============     ============


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

4........2000 Quarterly Stock Data and Retained Earnings (unaudited)
         In thousands except per share amounts

                                                  3/31/00      6/30/00      9/30/00      12/31/00      Year-End
Book Value per Common Share.......................$ 22.31      $ 22.55      $ 23.54       $ 23.64           -
Market Price per Common Share.....................$ 15.75      $ 15.44      $ 25.89       $ 26.81           -
Cash Flow per Share (a)...........................$  0.68      $  1.42      $  1.51       $  1.37        4.98
Retained Earnings Balance........................$241,836     $251,768     $290,718      $296,843           -
Average Shares
Outstanding - diluted............................. 40,002       39,597       39,651        39,598      39,710
Actual Shares Outstanding......................... 39,536       39,536       39,083        39,083           -
(a)  preliminary

5........2001 Earnings' Drivers

Ongoing 2000 Earnings......................................  $     2.58

Major changes from 2000:
      - Electric Retail sales growth (3-3.5%)..............    0.15 - 0.17
      - Gas sales growth & 2000 rate increase..............    0.10 - 0.12
      - Wholesale sales growth.............................    0.20 - 0.25
      - Inflation (4%) and growth initiatives..............      (0.40)
      - Depreciation.......................................      (0.15)
      - Operating improvements.............................       0.12
      - 2000 Share repurchase..............................       0.02
      - Weather/Other......................................      Unknown

2001 Expectation...........................................   $2.60 - $2.70

6........Issues Update

           Issue                                                    Status

Effect of California         PNM has historically  sold about 7% of it's total
Energy Crisis on PNM         wholesale sales into the  California  market.  The
Wholesale  Power  Sales      Company's  market strategy  has  been  successful
                             in high and low price markets. We make premium margins because of our niche products and services and have recorded substantial gains in the wholesale arena since 1995.

Restructuring in New         The energy crisis in California has created concern
Mexico                       in New Mexico and many are seeking a delay in open
                             access. A variety of legislative proposals are likely to be introduced during the current session. PNM is working with all parties to ensure a competitive supply market and business flexibility.

Merger with                  On November 9, 2000, PNM and Western  Resources
Western Resources            entered into an agreement whereby PNM would acquire
                             Western Resources' electric utility operations.
                             The proposed merger will  enable  PNM to become a
                             leading provider of energy   services  in  the
                             Southwest and Midwest regions. It also increases growth and cash flow stability. The company hopes to finalize this transaction by early 2002.


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